UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2007

ALMOST FAMILY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-09848	06-1153720
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

9510 Ormsby Station Road, Suite 300, Louisville, KY 40223
(Address of principal executive offices)

(502) 891-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

At March 31, 2007, there were 325,014 shares of the Company’s common stock to be issued upon exercise of outstanding options, consisting of 64,000 shares subject to outstanding options under the 1993 Stock Option Plan for Non-Employee Directors and 261,014 shares subject to outstanding options under the Amended and Restated 2000 Stock Option Plan. The weighted average exercise price of options outstanding as of March 31, 2007, was $11.78. The weighted average remaining contractual life of options outstanding as of March 31, 2007, was 7.34 years.

At March 31, 2007, 653,986 shares remained available for the issuance of additional options under the Amended and Restated 2000 Stock Option Plan and no shares remained available for the issuance of additional options under the 1993 Stock Option Plan for Non-Employee Directors. (Section 3.1(a) of the 2007 Stock and Incentive Compensation Plan, as adopted by the Company’s board of directors and subject to stockholder approval, provides that no additional options may be issued under the Amended and Restated 2000 Stock Option Plan following the effective date of the 2007 Stock and Incentive Compensation Plan, i.e., upon stockholder approval).

Subsequent to March 31, 2007, an additional 4,000 options were exercised under the 1993 Stock Option Plan for Non-Employee Directors and additional options for 5,000 shares were issued under the Amended and Restated 2000 Stock Option Plan.

As of March 31, 2007, 114,342 shares had been allocated in deferred accounts under the Non-Employee Directors Deferred Compensation Plan and 77,036 shares remained available for future allocation. Subsequent to March 31, 2007, an additional 1,613 shares were allocated in deferred accounts under the Non-Employee Directors Deferred Compensation Plan, thus decreasing the number which remain available for future allocation to 75,423 shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 13, 2007	ALMOST FAMILY, INC.

By /s/ C. Steven Guenthner
C. Steven Guenthner
Senior Vice President and
Chief Financial Officer